Exhibit 99.1
NEWS RELEASE
MARSH & McLENNAN COMPANIES REPORTS FIRST QUARTER 2018 RESULTS
Underlying Revenue Increases 4%, Reflecting Growth Across All Operating Companies
GAAP EPS Rises 23% to $1.34 and Adjusted EPS Increases 28% to $1.38
Excluding Revenue Standard Impact, GAAP EPS Grows 9% and Adjusted EPS Increases 14%
NEW YORK, April 26, 2018 - Marsh & McLennan Companies, Inc. (NYSE: MMC), a global professional services firm offering clients advice and solutions in risk, strategy and people, today reported financial results for the first quarter ended March 31, 2018.
Dan Glaser, President and CEO, said: "We are pleased with our performance in the first quarter. On a consolidated basis, Marsh & McLennan delivered strong underlying revenue growth of 4% with continued solid earnings growth and margin expansion. We had underlying revenue growth across all of our operating companies, with growth of 3% in Risk & Insurance Services and 5% in Consulting. Adjusted EPS grew 14%, excluding the impact of the new revenue recognition standard."
"We are off to a good start to the year and are well positioned to deliver underlying revenue growth in the 3-5% range, margin expansion and strong growth in earnings per share in 2018," concluded Mr. Glaser.
Consolidated Results
Earnings per share increased 23% to $1.34. Adjusted EPS increased 28% to $1.38 from the prior year period. The 28% increase in adjusted EPS includes a $0.15 per share benefit from application of the new revenue recognition accounting standard, ASC 606, effective January 2018. Excluding the impact of the revenue standard, adjusted EPS increased 14%. The Company adopted the revenue standard using the modified retrospective method, and accordingly has not restated prior years and quarters.
Consolidated revenue in the first quarter of 2018 was $4.0 billion, an increase of 14%, or 4% on an underlying basis, compared with the first quarter of 2017. Operating income was $908 million, an increase of 21% from the prior year. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 24% to $918 million, and adjusted net income was $707 million. Excluding the impact of the revenue standard, adjusted operating income rose 10%.

Risk & Insurance Services
Risk & Insurance Services revenue was $2.3 billion in the first quarter of 2018, an increase of 3% on an underlying basis. Operating income was $716 million, an increase of 26%. Adjusted operating income rose 30% to $723 million compared with $555 million in last year’s first quarter. Excluding the impact of the revenue standard, adjusted operating income increased 11%.
Marsh's revenue in the first quarter was $1.7 billion, an increase of 2% on an underlying basis. In U.S./Canada, underlying revenue rose 3%. International operations underlying revenue growth was flat, reflecting underlying growth of 6% in Latin America, 4% in Asia Pacific and a decline of 2% in EMEA.
Guy Carpenter's revenue in the first quarter was $637 million, an increase of 7% on an underlying basis.
Consulting
Consulting revenue in the first quarter was $1.7 billion, an increase of 5% on an underlying basis. Operating income increased 10% to $247 million. Adjusted operating income increased 8% to $248 million compared with last year’s first quarter. Excluding the impact of the revenue standard, adjusted operating income rose 10%.
Mercer's revenue was $1.2 billion in the first quarter, an increase of 5% on an underlying basis. Wealth, with revenue of $565 million, grew 3% on an underlying basis. Within Wealth, Investment Management & Related Services increased 15% on an underlying basis, while Defined Benefit & Administration declined 4%. Health revenue of $442 million was up 7% on an underlying basis and Career revenue of $164 million increased 4%.
Oliver Wyman Group’s revenue was $497 million in the first quarter, an increase of 6% on an underlying basis.
Other Items
On March 1, 2018, the Company issued $600 million of 4.2% senior notes due in 2048, the net proceeds of which are intended for general corporate purposes. The Company repurchased 3.0 million shares of its common stock for $250 million in the first quarter.

Conference Call
A conference call to discuss first quarter 2018 results will be held today at 8:30 a.m. Eastern time. To participate in the teleconference, please dial +1 888 882 4478. Callers from outside the United States should dial +1 323 794 2149. The access code for both numbers is 5027620. The live audio webcast may be accessed at mmc.com. A replay of the webcast will be available approximately two hours after the event.
About Marsh & McLennan Companies
Marsh & McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The company’s nearly 65,000 colleagues advise clients in over 130 countries. With annual revenue over $14 billion, Marsh & McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading firms. Marsh advises individual and commercial clients of all sizes on insurance broking and innovative risk management solutions. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations meet the health, wealth and career needs of a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients. For more information, visit mmc.com, follow us on LinkedIn and Twitter @mmc_global or subscribe to BRINK.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would."
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:

•
the impact of any investigations, reviews, market studies or other activity by regulatory or law enforcement authorities, including the U.K. CMA investment consultants market investigation, the U.K. FCA wholesale insurance broker market study and the ongoing investigations by the European Commission;

•	the impact from lawsuits, other contingent liabilities and loss contingencies arising from errors and omissions, breach of fiduciary duty or other claims against us;

•
our organization's ability to maintain adequate safeguards to protect the security of our information systems and confidential, personal or proprietary information, particularly given the volume of our vendor network and the need to patch software vulnerabilities;

•	our ability to compete effectively and adapt to changes in the competitive environment, including to respond to disintermediation, digital disruption and other types of innovation;

•
the financial and operational impact of complying with laws and regulations where we operate, including cybersecurity and data privacy regulations such as the E.U.’s General Data Protection Regulation, anticorruption laws and trade sanctions regimes;

•	the regulatory, contractual and reputational risks that arise based on insurance placement activities and various broker revenue streams;

•	the extent to which we manage risks associated with the various services, including fiduciary and investments and other advisory services;

•	our ability to successfully recover if we experience a business continuity problem due to cyberattack, natural disaster or otherwise;

•	the impact of changes in tax laws, guidance and interpretations, including related to certain provisions of the U.S. Tax Cuts and Jobs Act, or disagreements with tax authorities;

•	the impact of fluctuations in foreign exchange and interest rates on our results;

•	the impact of macroeconomic, political, regulatory or market conditions on us, our clients and the industries in which we operate; and

•	the impact of changes in accounting rules or in our accounting estimates or assumptions, including the impact of the adoption of the new revenue recognition, pension and lease accounting standards.
The factors identified above are not exhaustive. Further information concerning Marsh & McLennan Companies and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K. We caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. We undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share figures)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$4,000	$3,503

Expense:
Compensation and Benefits	2,224	2,005
Other Operating Expenses	868	749
Operating Expenses	3,092	2,754
Operating Income	908	749
Other Net Benefit Credits (a)	66	60
Interest Income	3	2
Interest Expense	(61)	(58)
Investment Income	—	—
Income Before Income Taxes	916	753
Income Tax Expense	220	175
Net Income Before Non-Controlling Interests	696	578
Less: Net Income Attributable to Non-Controlling Interests	6	9
Net Income Attributable to the Company	$690	$569
Net Income Per Share Attributable to the Company:
- Basic	$1.36	$1.10
- Diluted	$1.34	$1.09
Average Number of Shares Outstanding
- Basic	508	515
- Diluted	514	522
Shares Outstanding at 3/31	508	515

(a) ASC 715, as amended, changes the presentation of net periodic pension cost and net periodic postretirement cost. The Company has restated prior years and quarters for this new presentation.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income - Impact of Revenue Standard
(In millions, except per share figures)
(Unaudited)

The Company adopted the new revenue standard ("ASC 606") using the modified retrospective method, applied to all contracts. The guidance requires entities that elected the modified retrospective method to disclose the impact to financial statement line items as a result of applying the new guidance (rather than previous U.S. GAAP). The table below shows the impacts on the consolidated statement of income.

	Three Months Ended March 31, 2018
	As Reported	Revenue Standard Impact	Prior to Adoption
Revenue	$4,000	$(161)	$3,839
Expense:
Compensation and Benefits	2,224	(60)	2,164
Other Operating Expenses	868	—	868
Operating Expenses	3,092	(60)	3,032
Operating Income	908	(101)	807
Other Net Benefit Credits	66	—	66
Interest Income	3	—	3
Interest Expense	(61)	—	(61)
Investment Income	—	—	—
Income Before Income Taxes	916	(101)	815
Income Tax Expense	220	(26)	194
Net Income Before Non-Controlling Interests	696	(75)	621
Less: Net Income Attributable to Non-Controlling Interests	6	—	6
Net Income Attributable to the Company	$690	$(75)	$615
Net Income Per Share Attributable to the Company:
- Basic	$1.36	$(0.15)	$1.21
- Diluted	$1.34	$(0.15)	$1.19

Average Number of Shares Outstanding
- Basic	508	508	508
- Diluted	514	514	514
Shares Outstanding at 3/31	508	508	508

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended March 31
(Millions) (Unaudited)

				Components of Revenue Change*
	Three Months Ended March 31,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/Other Impact	Revenue Standard Impact	Underlying Revenue
	2018	2017
Risk and Insurance Services
Marsh	$1,694	$1,596	6%	4%	3%	(3)%	2%
Guy Carpenter	637	385	66%	2%	—	56%	7%
Subtotal	2,331	1,981	18%	4%	2%	9%	3%
Fiduciary Interest Income	13	8
Total Risk and Insurance Services	2,344	1,989	18%	4%	2%	8%	3%
Consulting
Mercer	1,171	1,077	9%	4%	—	(1)%	5%
Oliver Wyman Group	497	449	11%	5%	—	—	6%
Total Consulting	1,668	1,526	9%	5%	—	—	5%
Corporate / Eliminations	(12)	(12)
Total Revenue	$4,000	$3,503	14%	4%	1%	5%	4%

Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended March 31,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/Other Impact	Revenue Standard Impact	Underlying Revenue
	2018	2017
Marsh:
EMEA	$643	$589	9%	10%	—	—	(2)%
Asia Pacific	164	152	8%	4%	—	—	4%
Latin America	84	80	5%	(1)%	—	—	6%
Total International	891	821	8%	8%	—	—	—
U.S. / Canada	803	775	4%	—	6%	(6)%	3%
Total Marsh	$1,694	$1,596	6%	4%	3%	(3)%	2%
Mercer:
Defined Benefit Consulting & Administration	$339	$334	2%	6%	—	—	(4)%
Investment Management & Related Services	226	186	21%	5%	1%	—	15%
Total Wealth	565	520	9%	6%	—	—	3%
Health	442	415	6%	3%	(2)%	(2)%	7%
Career	164	142	15%	4%	7%	—	4%
Total Mercer	$1,171	$1,077	9%	4%	—	(1)%	5%

Note:
Underlying revenue measures the change in revenue using consistent currency exchange rates, excluding the impact of certain items that affect comparability such as: acquisitions, dispositions, transfers among businesses, changes in estimate methodology and the impact of the new revenue standard.

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Includes Revenue Standard Impact
Three Months Ended March 31
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as "GAAP" or "reported" results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or loss. The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the three months ended March 31, 2018. The following tables also present adjusted operating margin. For the three months ended March 31, 2018, adjusted operating margin is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended March 31, 2018
Operating income (loss)	$716	$247	$(55)	$908
Add impact of Noteworthy Items:
Restructuring (a)	3	1	2	6
Adjustments to acquisition related accounts (b)	4	—	—	4
Operating income adjustments	7	1	2	10
Adjusted operating income (loss)	$723	$248	$(53)	$918
Operating margin	30.5%	14.8%	N/A	22.7%
Adjusted operating margin	30.9%	14.9%	N/A	23.0%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.

Note:
Comparative financial information for the three months ended March 31, 2017 is presented on page 9.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Comparable Accounting Basis
Excludes the Revenue Standard Impact
Three Months Ended March 31
(Millions) (Unaudited)

As discussed earlier, the Company has adopted the new revenue standard using the modified retrospective method, which requires the disclosure of the impacts of the standard on each financial statement line item. The non-GAAP measures below present an analysis of results reflecting 2018 financial information excluding the impact of the application of ASC 606, to facilitate a comparison to the 2017 results. Except for the adjustment for the effects of ASC 606 in 2018, these non-GAAP measures are calculated as described on the prior page.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended March 31, 2018
Operating income (loss) without adoption	$610	$252	$(55)	$807
Add impact of Noteworthy Items:
Restructuring (a)	3	1	2	6
Adjustments to acquisition related accounts (b)	4	—	—	4
Operating income adjustments	7	1	2	10
Adjusted operating income (loss)	$617	$253	$(53)	$817
Operating margin - Comparable basis	28.0%	15.0%	N/A	21.0%
Adjusted operating margin - Comparable basis	28.4%	15.1%	N/A	21.3%

Three Months Ended March 31, 2017
Operating income (loss)	$568	$225	$(44)	$749
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	4	3	2	9
Adjustments to acquisition related accounts (b)	(17)	1	—	(16)
Operating income adjustments	(13)	4	2	(7)
Adjusted operating income (loss)	$555	$229	$(42)	$742
Operating margin	28.6%	14.7%	N/A	21.4%
Adjusted operating margin	27.9%	15.0%	N/A	21.2%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Includes the Revenue Standard Impact
Three Months Ended March 31
(Millions) (Unaudited)

Adjusted Income, Net of Tax and Adjusted Earnings per Share
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after-tax impact of the operating income adjustments set forth in the preceding tables and investments gains or losses related to the impact of mark-to-market adjustments on certain equity securities previously recorded to equity. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by MMC's average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three months ended March 31, 2018.

	Three Months Ended March 31, 2018
	Amount		Adjusted EPS
Income from continuing operations		$696
Less: Non-controlling interest, net of tax		6
Subtotal		$690	$1.34
Operating income adjustments	$10
Investments adjustment (a)	8
Impact of income taxes	(4)
Adjustments to provisional 2017 tax estimates (b)	3
		17	0.04
Adjusted income, net of tax		$707	$1.38

(a) Mark-to-market adjustments for investments classified as available for sale under prior guidance were recorded to equity, net of tax. Beginning January 1, 2018 such adjustments must be recorded as part of investment income. Prior periods were not restated. The Company will exclude such mark-to-market gains or losses from its calculation of adjusted earnings per share. In the first quarter of 2018, the Company recorded $8 million of mark-to-market losses which are included in Investment Income in the Consolidated Statement of Income.

(b) Relates to adjustments to provisional 2017 year-end estimates of transition taxes and U.S. deferred tax assets and liabilities from U.S. tax reform.

Note:
Comparative financial information for the three months ended March 31, 2017 is presented on page 11.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Comparable Accounting Basis
Excludes the Revenue Standard Impact
Three Months Ended March 31
(Millions) (Unaudited)

As discussed earlier, the Company adopted the new revenue standard using the modified retrospective method, which requires the disclosure of the impacts of the standard on each financial statement line item. The non-GAAP measures below present an analysis of results reflecting 2018 financial information excluding the impact of the application of ASC 606, to facilitate a comparison to the 2017 results. Except for the adjustment for the effects of ASC 606 in 2018, these non-GAAP measures are calculated as described on the prior page.

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	Amount		Adjusted EPS	Amount		Adjusted EPS
Income from continuing operations, (2018 prior to the impact of ASC 606)		$621			$578
Less: Non-controlling interest, net of tax		6			9
Subtotal		$615	$1.19		$569	$1.09
Operating income adjustments	$10			$(7)
Investments adjustment (a)	8			—
Impact of income taxes	(4)			1
Adjustments to provisional 2017 tax estimates (b)	3			—
		17	0.04		(6)	(0.01)
Adjusted income, net of tax		$632	$1.23		$563	$1.08

(a) Mark-to-market adjustments for investments classified as available for sale under prior guidance were recorded to equity, net of tax. Beginning January 1, 2018 such adjustments must be recorded as part of investment income. Prior periods were not restated. The Company will exclude such mark-to-market gains or losses from its calculation of adjusted earnings per share. In the first quarter of 2018, the Company recorded $8 million of mark-to-market losses which are included in Investment Income in the Consolidated Statement of Income.

(b) Relates to adjustments to provisional 2017 year-end estimates of transition taxes and U.S. deferred tax assets and liabilities from U.S. tax reform.

Marsh & McLennan Companies, Inc.
Supplemental Information - Impact of Revenue Recognition Standard
Three Months Ended March 31
(Millions) (Unaudited)

	Three Months Ended March 31,
		Excludes Impact of Revenue Standard
	2018	2018	2017
Consolidated
Compensation and Benefits	$2,224	$2,164	$2,005
Other operating expenses	868	868	749
Total Expenses	$3,092	$3,032	$2,754

Depreciation and amortization expense	$80	$80	$80
Identified intangible amortization expense	45	45	40
Total	$125	$125	$120

Stock option expense	$14	$14	$14
Capital expenditures	$58	$58	$62
Operating cash flows	$(364)	$(364)	$(399)

Risk and Insurance Services
Compensation and Benefits	$1,168	$1,106	$1,025
Other operating expenses	460	460	396
Total Expenses	$1,628	$1,566	$1,421

Depreciation and amortization expense	$37	$37	$35
Identified intangible amortization expense	37	37	32
Total	$74	$74	$67

Consulting
Compensation and Benefits	$956	$958	$891
Other operating expenses	465	465	410
Total Expenses	$1,421	$1,423	$1,301

Depreciation and amortization expense	$25	$25	$27
Identified intangible amortization expense	8	8	8
Total	$33	$33	$35

Note:
Effective January 1, 2018, the Company recorded the cumulative effect of adopting the new revenue standard, resulting in a $364 million increase to the opening balance of retained earnings, with offsetting increases/decreases to other balance sheet accounts, including accounts receivable, other current assets, other assets and deferred income taxes.

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,168	$1,205
Net receivables	4,562	4,133
Other current assets	540	224
Total current assets	6,270	5,562

Goodwill and intangible assets	10,450	10,363
Fixed assets, net	713	712
Pension related assets	1,857	1,693
Deferred tax assets	554	669
Other assets	1,535	1,430
TOTAL ASSETS	$21,379	$20,429

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$512	$262
Accounts payable and accrued liabilities	2,343	2,083
Accrued compensation and employee benefits	813	1,718
Accrued income taxes	261	199
Dividends payable	193	—
Total current liabilities	4,122	4,262

Fiduciary liabilities	5,140	4,847
Less - cash and investments held in a fiduciary capacity	(5,140)	(4,847)
	—	—
Long-term debt	5,815	5,225
Pension, post-retirement and post-employment benefits	1,842	1,888
Liabilities for errors and omissions	312	301
Other liabilities	1,267	1,311

Total equity	8,021	7,442
TOTAL LIABILITIES AND EQUITY	$21,379	$20,429

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets - Impact of Revenue Standard
(Millions) (Unaudited)

As discussed earlier, the Company adopted the new revenue standard (ASC 606) using the modified retrospective method, applied to all contracts. The guidance requires entities that elected the modified retrospective method to disclose the impact to financial statement line items as a result of applying the new guidance (rather than previous U.S. GAAP). The table below shows the impacts on the consolidated balance sheet.

	March 31, 2018
	As Reported	Impact of Revenue Standard	Prior to Adoption
ASSETS
Current assets:
Cash and cash equivalents	$1,168	$—	$1,168
Net receivables	4,562	(242)	4,320
Other current assets	540	(294)	246
Total current assets	6,270	(536)	5,734

Goodwill and intangible assets	10,450	—	10,450
Fixed assets, net	713	—	713
Pension related assets	1,857	—	1,857
Deferred tax assets	554	119	673
Other assets	1,535	(231)	1,304
TOTAL ASSETS	$21,379	$(648)	$20,731

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$512	$—	$512
Accounts payable and accrued liabilities	2,343	(176)	2,167
Accrued compensation and employee benefits	813	—	813
Accrued income taxes	261	—	261
Dividends payable	193	—	193
Total current liabilities	4,122	(176)	3,946

Fiduciary liabilities	5,140	—	5,140
Less - cash and investments held in a fiduciary capacity	(5,140)	—	(5,140)
	—	—	—
Long-term debt	5,815	—	5,815
Pension, post-retirement and post-employment benefits	1,842	—	1,842
Liabilities for errors and omissions	312	—	312
Other liabilities	1,267	(33)	1,234

Total equity	8,021	(439)	7,582
TOTAL LIABILITIES AND EQUITY	$21,379	$(648)	$20,731